     Reference is made to that certain Consulting Agreement dated February 27, 2002 (the "Consulting Agreement"), among Alfa International Corp., a New Jersey corporation ("Alfa"), Ty-Breakers Corp., a New York corporation ("Ty-Breakers") and Contact Sports, Inc., a New York corporation ("Contact") on the one hand, and B&G Consulting Corp., a New York corporation ("B&G"), on the other hand. In accordance with paragraph 12 of the Consulting Agreement, this agreement dated April 4, 2002 ("Agreement"), is an amendment to the Consulting Agreement. Unless otherwise specified herein, all capitalized terms in this Agreement shall have the same meanings assigned to them in the Consulting Agreement.

     The Parties hereby amend Section 7 - Compensation -  of the
Consulting Agreement to add the following sub-paragraph 7(f):

     (f) that additionally as compensation for its services hereunder and subject to the terms of this Section 7(f) and
Section 8 of the Consulting Agreement, B&G shall receive from the Company two hundred thousand (200,000) shares of Alfa's Common Stock (the "Stock Compensation").

     The Stock Compensation in (f) above shall be issuable to B&G promptly after the Private Placement has been closed by Alfa and then only in proportion to the amount of Units sold by Alfa in the Private Placement. If Alfa sells no Units in the Private Placement then B&G shall not be entitled to any of the Stock Compensation. If Alfa sells 75 Units in the Private Placement then B&G shall be entitled to all of the Stock Compensation. If Alfa sells a number of Units between zero and 75 in the Private Placement then B&G shall be entitled to the number of shares of the Stock Compensation arrived at by multiplying 200,000 by a fraction whose numerator is the number of Units sold by Alfa in the Private Placement and whose denominator is 75.

     B&G acknowledges that any shares of Common Stock issued as Stock Compensation are "restricted securities" as that term is defined in the Securities Act of 1933, as amended, (the "Act"). B&G acknowledges that Alfa will endorse all certificates representing such shares with a legend, together with any legend that any state authority may require in connection with the issuance or sale of Alfa's Common Stock, substantially in the following form:

"These Securities have not been registered under the Securities Act of 1933, as amended, (the "Act") or the securities laws or regulations of any state. They may not be offered for sale or sold, absent an effective registration statement under the Act or an opinion of counsel, satisfactory to the Company, that such registration is not required under the Act or any applicable state laws or regulation.

     All other terms and conditions of the Consulting Agreement remain unchanged.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of April 4, 2002.

B&G Consulting Corp.                     Alfa International Corp.
a New York corporation                   a New Jersey corporation



By: ________________________      By: ___________________________
     Gary Todd                          Frank J. Drohan
     President                          President





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